HOLLYER BRADY SMITH & HINES LLP
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                  New York, NY 10176

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                        January 26, 2001

To the Trustees of Tax-Free Trust of Oregon

     We consent to the incorporation by reference into post-effective amendment No. 25 under the 1933 Act and No. 26 under the 1940 Act of our opinion dated December 1, 1997.


     Hollyer Brady Smith & Hines LLP
         /s/ W. L. D. Barrett
     by__________________________
             Partner